SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C.

FORM 8-K

CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported):	August 1, 2005

Tandy Leather Factory, Inc. (Exact Name of Registrant as Specified in Its Charter)

Delaware (State or Other Jurisdiction of Incorporation)

1-12368 (Commission File Number)	75-2543540 (IRS Employer Identification Number)

3847 East Loop 820 South, Fort Worth, Texas (Address of Principal Executive Offices)	76119 (Zip Code)

(817) 496-4414 (Registrant’s Telephone Number, Including Area Code)

THE LEATHER FACTORY, INC. (Former Name or Former Address, if Changed Since Last Report

Item 2.02. Results of Operations and Financial Condition

Tandy Leather Factory, Inc. on August 1, 2005 issued a press release regarding its financial results for the quarter and six months ended June 30, 2005. A copy of the press release is attached as Exhibit 99.1.

The information in this report and the exhibit attached hereto shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, nor shall they be deemed incorporated by reference in any filing with the Securities and Exchange Commission under the Securities Exchange Act of 1934 or the Securities Act of 1933, except as shall be expressly set forth by specific reference in such filing.

Item 9.01. Financial Statements and Exhibits

(a)	Financial statements of businesses acquired.

Not applicable.

(b)	Pro forma financial information.

Not applicable.

(c)	Exhibits.

No. Exhibit
99.1 Press release dated August 1, 2005

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TANDY LEATHER FACTORY, INC.

Date: September 1, 2005             BY: /s/ Wray Thompson
Wray Thompson, Chairman of the Board
and Chief Executive Officer

                                                                        EXHIBIT 99.1

FOR IMMEDIATE RELEASE      AUGUST 1, 2005

TANDY LEATHER FACTORY REPORTS 2ND QUARTER 2005 EPS UP 40%
REVISES 2005 EARNINGS GUIDANCE UPWARDS

FORT WORTH, TEXAS - Tandy Leather Factory, Inc. (AMEX: TLF) today reported financial results for the second quarter of 2005. Consolidated net income for the quarter ended June 30, 2005 was $787,000 compared to consolidated net income of $516,000 for the second quarter of 2004. Fully diluted earnings per share for the quarter was $0.07, compared to $0.05 in the second quarter of last year. Total sales for the quarter ended June 30, 2005 increased 11.2% to $12.2 million from $10.9 million for the same quarter last year.

Consolidated sales for the six months ended June 30, 2005 were $24.9 million, an increase of 7.6% over 2004 first half total sales of $23.1 million. Consolidated net income for the first half of 2005 was $1.8 million or $0.17 per fully-diluted share versus $1.5 million or $0.14 per fully-diluted share in the comparable period last year.

Sales in the Retail Leathercraft segment, which consists of the Tandy Leather stores, increased $1.1 million in the second quarter, a 38% improvement over last year's second quarter. Forty-six stores comprised the Tandy Leather's retail operations on June 30, 2005, compared to thirty-two retail stores a year ago. Two stores were added in the second quarter of 2005 bringing the total number of new stores added in 2005 to four as of the end of the quarter. For the first six months of 2005, Tandy Leather sales increased $2.2 million, or 36%, over the first six months of 2004. Second quarter sales for the Wholesale Leathercraft segment, which consists of the Leather Factory wholesale centers and national account group, increased $241,000 over the same quarter last year, a 3.3% increase. The sales increase is the result of an increase of $388,000 at the wholesale centers that was partially offset by a sales decline in our national account group of $147,000. For the first six months of 2005, Wholesale Leathercraft’s sales were down $288,000 over the same period in 2004. The national account group sales were down $584,000 for the year, offset somewhat by a sales increase at the wholesale centers of $296,000.

Consolidated gross profit margin for the current quarter was 56.6%, improving from 54.6% for the second quarter of 2004. For the first two quarters, consolidated gross profit margin for the current year was 56.5%, an improvement over last year's gross profit margin of 54.9%. Consolidated operating expenses rose $451,000 in the current quarter and $761,000 for the first six months over the same periods a year ago. Costs associated with the new retail stores (personnel, rents, utilities, etc.), marketing and advertising costs account for the majority of the increase.

Wray Thompson, Chairman and Chief Executive Officer, commented, “Overall, we had a strong second quarter. Our Retail Leathercraft segment reported a 38% sales gain for the quarter and same store sales, consisting of 32 Tandy Leather stores, were up 8%. The Leather Factory wholesale centers, part of the Wholesale Leathercraft segment, reported a 6.5% sales gain for the quarter, while our national account group ended the quarter with a 10% sales decline compared to the second quarter of 2004. This group did achieve a sales gain for the month of June, however, a sign that we are making some progress in our efforts to get them back on a positive track. All segments contributed to the increase in operating income of 55% and 25% for the second quarter and year, respectively. Based on our results for the first half of the year, we’re raising our 2005 earnings guidance to 30-34 cents."

Tandy Leather Factory, Inc., (http://www.leatherfactory.com), headquartered in Fort Worth, Texas, is a specialty retailer and wholesale distributor of a broad product line including leather, leatherworking tools, buckles and adornments for belts, leather dyes and finishes, saddle and tack hardware, and do-it-yourself kits. The Company distributes its products as The Leather Factory through its wholesale centers and as Tandy Leather Company through its retail stores (http://www.tandyleather.com). Its common stock trades on the American Stock Exchange with the symbol "TLF".

Contact:  Wray Thompson, CEO, Tandy Leather Factory, Inc.  (817) 496-4414
Shannon L. Greene, CFO, Tandy Leather Factory, Inc.  sgreene@leatherfactory.com

This news release may contain forward-looking statements. All forward-looking statements made here or in other news releases issued by Tandy Leather Factory, Inc. are based on current expectations as of the date of the release. These forward-looking statements involve risks and uncertainties that could cause the results of Tandy Leather Factory, Inc. to differ materially from management’s current expectations. Many of these risks and uncertainties are detailed from time to time in TLF’s reports filed with the Securities and Exchange Commission, including its most recent annual report on Form 10-K and the most recent quarterly report on Form 10-Q. Investors are reminded that past performance may not be predictive of future results.

Selected financial data:

	Quarter Ended 06/30/05		Quarter Ended 06/30/04
	Sales	Operating Income	Sales	Operating Income
Wholesale Leathercraft	$7,665,067	$861,178	$7,423,795	$645,145
Retail Leathercraft	4,094,303	414,733	2,972,746	190,756
Other	422,329	45,704	563,272	17,935
Total Operations	$12,181,699	$1,321,615	$10,959,813	$853,836

	Six Months Ended 06/30/05		Six Months Ended 06/30/04
	Sales	Operating Income	Sales	Operating Income
Wholesale Leathercraft	$15,578,959	$2,030,159	$15,866,885	$1,718,178
Retail Leathercraft	8,379,909	801,452	6,139,484	492,322
Other	930,347	59,551	1,134,320	90,470
Total Operations	$24,889,215	$2,891,162	$23,140,689	$2,300,970

Wholesale Leathercraft	Quarter Ended 06/30/05	Quarter Ended 06/30/04
	Sales	Sales
Distribution centers	$6,381,865	$5,993,624
National account group	1,283,202	1,430,171
Total Sales - Wholesale Leathercraft	$7,665,067	$7,423,795

Wholesale Leathercraft	Six Months Ended 06/30/05	Six Months Ended 06/30/04
	Sales	Sales
Distribution centers	$13,030,817	$12,734,918
National account group	2,548,142	3,131,967
Total Sales - Wholesale Leathercraft	$15,578,959	$15,866,885

Retail Leathercraft	Quarter Ended 06/30/05		Quarter Ended 06/30/04
	# of stores	Sales	# of stores	Sales
Same store sales	32	$3,203,196	32	$2,972,746
New store sales	14	891,107	-	-
Total Sales - Retail Leathercraft		$4,094,303		$2,972,746

Retail Leathercraft	Six Months Ended 06/30/05		Six Months Ended 06/30/04
	# of stores	Sales	# of stores	Sales
Same store sales	29	$6,191,872	29	$6,011,473
New store sales	17	2,188,037	3	128,011
Total Sales - Retail Leathercraft		$8,379,909		$6,139,484

TANDY LEATHER FACTORY, INC.
CONSOLIDATED STATEMENTS OF INCOME
(UNAUDITED)
FOR THE THREE AND SIX MONTHS ENDED JUNE 30, 2005 AND 2004

	Three Months		Six Months
	2005	2004	2005	2004
NET SALES	$12,181,699	$10,959,813	$24,889,215	$23,140,689
COST OF SALES	5,281,828	4,978,754	10,832,061	10,434,717
Gross Profit	6,899,871	5,981,059	14,057,154	12,705,972

OPERATING EXPENSES	5,578,256	5,127,223	11,165,992	10,405,002
INCOME FROM OPERATIONS	1,321,615	853,836	2,891,162	2,300,970

Interest expense	-	12,471	3,188	26,109
Other, net	(39,684)	25,353	(24,219)	27,089
Total other expense	(39,684)	37,824	(21,031)	53,198

INCOME BEFORE INCOME TAXES	1,361,299	816,012	2,912,193	2,247,772
PROVISION FOR INCOME TAXES	573,630	299,799	1,075,301	760,594

NET INCOME	$ 787,669	$ 516,213	$1,836,892	$1,487,178
NET INCOME PER COMMON SHARE - BASIC	$ 0.07	$ 0.05	$ 0.17	$ 0.14
NET INCOME PER COMMON SHARE - DILUTED	$ 0.07	$ 0.05	$ 0.17	$ 0.14

Weighted Average Number of Shares Outstanding:
Basic	10,615,711	10,553,243	10,600,065	10,530,119
Diluted	10,955,191	11,006,638	10,933,342	11,011,525

TANDY LEATHER FACTORY, INC.
CONSOLIDATED BALANCE SHEETS

	06/30/05 (unaudited)	12/31/04
Cash	$2,815,421	$2,560,202
Accounts receivable, net of allowance for doubtful accounts	2,520,900	2,032,289
Inventory	14,956,985	12,749,709
Income tax receivable	44,440	-
Deferred income taxes	222,564	199,308
Other current assets	946,644	629,723
Total current assets	21,506,954	18,171,231

Property and equipment, net	1,771,648	1,904,565
Goodwill and other intangibles, net	1,158,825	1,180,618
Other assets	1,049,474	910,749
	$25,486,901	$22,167,163

Accounts payable	$2,010,616	$1,954,146
Accrued expenses and other liabilities	3,410,518	1,682,003
Income taxes payable	262,248	22,764
Current maturities of capital lease obligations and long-term debt	134,067	134,067
Total current liabilities	5,817,449	3,792,980

Deferred income taxes	227,216	313,006
Capital lease obligations and long-term debt, net of current maturities	178,756	750,944
Total Liabilities	6,223,421	4,856,930

Common stock	25,576	25,345
Paid-in capital	4,912,931	4,796,999
Retained earnings	14,295,651	12,458,760
Treasury stock	(25,487)	(25,487)
Accumulated other comprehensive loss	54,809	54,616
Total Stockholders' Equity	19,263,480	17,310,233
	$25,486,901	$22,167,163

TANDY LEATHER FACTORY, INC.
CONSOLIDATED STATEMENTS OF CASH FLOWS
(UNAUDITED)
FOR THE SIX MONTHS ENDED JUNE 30, 2005 AND 2004

	2005	2004
CASH FLOWS FROM OPERATING ACTIVITIES:
Net income	$1,836,892	$1,487,178
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation & amortization	235,678	252,701
Gain on disposal of assets	(7,703)	-
Deferred income taxes	(109,046)	(66,398)
Other	2,341	(19,240)
Net changes in assets and liabilities:
Accounts receivable-trade, net	(488,612)	(867,259)
Inventory	(2,207,276)	(1,064,766)
Income taxes	195,044	201,635
Other current assets	(316,922)	(106,548)
Accounts payable	56,470	342,974
Accrued expenses and other liabilities	1,728,515	102,301
Total adjustments	(911,510)	(1,224,599)
Net cash provided by operating activities	925,381	262,578

CASH FLOWS FROM INVESTING ACTIVITIES:
Purchase of property and equipment	(83,115)	(131,050)
Payments in connection with businesses acquired	-	(125,452)
Proceeds from sale of assets	7,703	-
Increase in other assets	(138,724)	12,287
Net cash used in investing activities	(214,137)	(244,215)

CASH FLOWS FROM FINANCING ACTIVITIES:
Net increase (decrease) in revolving credit loans	(505,154)	(692,984)
Payments on notes payable and long-term debt	(67,034)	(1,134)
Payments received on notes secured by common stock	-	5,000
Repurchase of common stock (treasury stock)	-	-
Proceeds from issuance of common stock	116,163	124,015
Net cash used in financing activities	(456,025)	(565,103)

NET CHANGE IN CASH	255,219	(546,740)
CASH, beginning of period	2,560,202	1,728,344

CASH, end of period	$2,815,421	$1,181,604

SUPPLEMENTAL DISCLOSURES OF CASH FLOW INFORMATION:
Interest paid during the period	$ 3,188	$29,639
Income taxes paid during the period, net of (refunds)	972,205	577,678